UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

O’CHARLEY’S INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-18629

Tennessee	62-1192475
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3038 Sidco Drive

Nashville, Tennessee 37204

(Address of principal executive offices, including zip code)

(615) 256-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Introduction and Background

On February 5, 2012, O’Charley’s Inc., a Tennessee corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fidelity National Financial, Inc., a Delaware corporation (“Parent”), and Fred Merger Sub Inc., a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on February 27, 2012 to acquire all of the outstanding shares of common stock of the Company, no par value per share (the “Shares”), at a purchase price of $9.85 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”).

On April 3, 2012, Parent announced the expiration of the offering period, which expired at 12:00 midnight, New York City time, at the end of April 2, 2012 (the “Offering Period”). On April 3, 2012, Merger Sub accepted for payment all Shares that were validly tendered and not withdrawn, and payment for such Shares was made, in accordance with the terms of the Offer, on April 9, 2012.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure contained in Item 5.01 below is incorporated herein by reference. The Top-Up Option Shares (as defined in Item 5.01 below) granted to Merger Sub pursuant to the Top-Up Option (as defined in Item 5.01 below) were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 5.01	Changes in Control of Registrant

Parent and Merger Sub have advised the Company that, based on information from the depositary for the Offer, as of the completion of the Offering Period and the guaranteed delivery period at 5:00 P.M., New York City time, on Thursday, April 5, 2012, Merger Sub accepted for payment an aggregate of 18,067,581 shares that were validly tendered and not withdrawn, representing approximately 77% of the total Shares on a fully-diluted basis (as defined in the Merger Agreement). All Shares that were validly tendered and not validly withdrawn have been accepted for purchase by Merger Sub in accordance with the terms of the Offer and payment for such Shares has been made at the Offer Price. The aggregate purchase price for such Shares paid by Parent and Merger Sub is approximately $178 million, plus related transaction fees. Parent funded the acquisition from existing cash and cash equivalents and borrowings under its existing credit facility.

Following the acceptance of the Shares validly tendered and not validly withdrawn in the Offer, Parent, Merger Sub and their affiliates owned approximately 86% of the total Shares on a fully-diluted basis (as defined in the Merger Agreement). As a result of such acceptance of Shares in the Offer, a change in control of the Company occurred.

In the Merger Agreement, the Company granted an irrevocable option to Parent and/or Merger Sub to purchase newly-issued Shares directly from the Company (the “Top-Up Option”). Subsequent to the acceptance of Shares in the Offer, on April 3, 2012, Merger Sub exercised the Top-Up Option. In accordance therewith, Merger Sub purchased 14,862,194 newly issued Shares (the “Top-Up Option Shares”) at the Offer Price per Share and paid the purchase price by issuing a promissory note to the Company in the amount of $146,392,610.90. Subsequent to the exercise of the Top-Up Option, Parent and Merger Sub have an aggregate ownership of over 90% of the total Shares on a fully-diluted basis (as defined in the Merger Agreement).

Parent intends to complete its acquisition of the Company by effecting a short-form merger in accordance with the provisions of the Tennessee Business Corporation Act whereby Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”). Each Share that is issued and outstanding and that has not been accepted for payment pursuant to the Offer (other than any Shares owned by the Company, Parent or any subsidiary of Parent, including Merger Sub, all of which will be cancelled) will, at the effective time of the Merger, be cancelled and converted into the right to receive $9.85 per Share, net in cash, without interest and less any required withholding taxes. Following the Merger, the Shares will no longer be listed on the NASDAQ Global Select Market. It is anticipated that the Merger will take place on or around May 10, 2012.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

The Merger Agreement provides that, following the time Merger Sub accepts for payment any Shares validly tendered and not validly withdrawn pursuant to the Offer (the “Acceptance Time”), Parent shall be entitled to designate the number of directors on the Company’s Board of Directors equal to the product of (i) the total number of directors on the Company’s Board of Directors, and (ii) the percentage that the number of Shares owned directly or indirectly by Parent immediately following the Acceptance Time represents out of the total number of Shares outstanding; provided, however, that prior to the effective time of the Merger the Company’s Board of Directors shall always have at least three members of the Company’s Board of Directors who were members of the Company’s Board of Directors as of the effective date of the Merger Agreement.

On April 9, 2012, pursuant to the terms of the Merger Agreement, the following directors of the Company resigned from the Company’s Board of Directors: Arnaud Ajdler, David W. Head, Gregory Monahan, Dale W. Polley, Richard Reiss, Jr., H. Steve Tidwell, Robert J. Walker and Shirley A. Zeitlin. In addition, on April 9, 2012, the following designees of Parent (the “Parent Designees”) were appointed to the Company’s Board of Directors: George P. Scanlon, Brent B. Bickett, Anthony J. Park and Hazem Ouf. On April 9, 2012, Philip J. Hickey, Jr., resigned as Chairman of the Company’s Board of Directors but continues to serve as a director. On April 9, 2012, Mr. Scanlon was appointed Chairman of the Company’s Board of Directors.

The Company is not aware of any relationships or transactions in which any of the Parent Designees has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Each of the Parent Designees has waived all cash and equity compensation to which he is entitled in connection with his service on the Company’s Board of Directors.

The descriptions of the Merger Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 6, 2012, and incorporated herein by reference.

Statement on Cautionary Factors

This Form 8-K contains forward-looking statements relating to the acquisition of O’Charley’s Inc. by Fidelity National Financial, Inc. and its affiliates, including the expected date of closing of the acquisition and the potential benefits of the transaction. These statements are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The actual results of the transaction could vary materially as a result of a number of factors, including: the effects of disruptions from the transaction and the risk of shareholder litigation in connection with the transaction and any related significant costs of defense, indemnification and liability. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended December 26, 2010 and quarterly and current reports on Form 10-Q and 8-K, as well as the solicitation/recommendation statement on Schedule 14D-9 filed by the Company. These forward-looking statements reflect the Company’s expectations as of the date of this Form 8-K. The Company undertakes no obligation to update the information provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’CHARLEY’S INC.

By:	/s/ R. Jeffrey Williams

R. Jeffrey Williams
Chief Financial Officer and Treasurer

Date: April 9, 2012